UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: September 15, 2014

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

Commission File Number: 1-13167

IRS Employer Identification No.: 74-1611874

15011 Katy Freeway, Suite 800
Houston, Texas, 77094	(281) 749-7800
(Address of Principal Executive Offices)	(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On September 15, 2014, Atwood Oceanics, Inc. (the “Company”) issued a press release announcing that it is initiating a quarterly dividend for the Company’s first quarter of fiscal year 2015, which ends on December 31, 2014. The board of directors has declared the first quarterly cash dividend of $0.25 per share of common stock, payable on January 13, 2015 to shareholders of record as of 5:00 p.m., New York City time, on January 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.

By:	/s/ Mark L. Mey
Mark L. Mey
Senior Vice President

Date: September 15, 2014